Exhibit 10.3

November 9, 2006

To: Enigma Software Group, Inc.

This is to confirm that, effective this date, I hereby voluntarily give back to the Enigma Software Group, Inc. the following stock option awards previously granted to me:

127,931 shares at $ 1.10 granted on May 17, 2005

And I hereby acknowledge that the remaining number of option shares available under the grant dated May 17, 2005 is 161,718 shares, the vesting for which is as follows:

  43,447 are fully vested,
101,377 will vest on 1/1/07, and
  16,894 will vest on 1/1/08

      /s/ Richard M. Scarlata
Signature

Employee’s name: Richard M. Scarlata